Exhibit 99.1

Nephros, Inc. to Hold Virtual Annual Meeting of Stockholders

Executives to Present Business Overviews

SOUTH ORANGE, NJ, May 11, 2020 – Nephros, Inc. (Nasdaq: NEPH) announced today that, due to the public health concerns associated with the ongoing coronavirus outbreak and to support the health and well-being of its stockholders, employees, and other partners, the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Nephros, Inc. (the “Company”) has been changed. The Annual Meeting will be held by webcast at virtualshareholdermeeting.com/NEPH2020. Stockholders will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting, which is May 21, 2020 at 9:00 a.m. (Eastern Time) will not change.

After the business portion of the Annual Meeting concludes, management will present overviews of the Company’s business, including updates on each business segment, followed by a Q&A session during which management will answer questions submitted that are pertinent to the Company, as time permits. Stockholders may submit questions at virtualshareholdermeeting.com/NEPH2020 during the virtual Annual Meeting. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders of record of the Company’s common stock as of the close of business on March 25, 2020 are entitled to participate in the Annual Meeting. Stockholders are strongly encouraged to vote prior to the Annual Meeting at proxyvote.com using the procedures described in the proxy materials.

To attend, vote and participate during the virtual Annual Meeting, a stockholder will need to log in to virtualshareholdermeeting.com/NEPH2020 using, (i) for stockholders who own their shares directly in their own name, the control number found on the stockholder’s proxy card, voting instruction form or the notice previously received, or (ii) for holders who own shares in street name through a brokerage firm or bank, the control number provided by the stockholder’s brokerage firm or bank on the voting instruction card or similar document distributed to the stockholder. Stockholders may vote during the virtual Annual Meeting by following the instructions available on the website during the meeting.

The Company intends that stockholders in attendance at the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would have at an in-person meeting. Stockholders who do not have a control number may log in as a guest, although such stockholders will not be able to vote during the virtual Annual Meeting. Non-stockholders may also join the virtual Annual Meeting as guests.

About Nephros, Inc.

Nephros is a commercial-stage company that develops and markets high performance water purification products and pathogen detection systems for medical and commercial markets.

Nephros ultrafilters are used in hospitals, medical clinics, and commercial facilities to retain bacteria and viruses from water, providing barriers that assist in improving infection control in showers, sinks, and ice machines. Nephros ultrafilters are also used in dialysis centers to aid in the removal of endotoxins and other biological contaminants from water and bicarbonate concentrate in hemodialysis machines.

Nephros pathogen detection systems, including the PluraPath™ system, provide real-time data on waterborne bacteria and virus content to medical and water quality professionals. Our products integrate Nephros ultrafilters with quantitative polymerase chain reaction (qPCR) technology to deliver actionable information within an hour.

Nephros commercial filters, including AETHER™ brand filters, improve the taste and odor of water and reduce bacteria and scale build-up. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Contacts:

Investor Relations

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Media Relations:

Bill Douglass

Gotham Communications, LLC

(646) 504-0890

bill@gothamcomm.com

www.gothamcomm.com

Company:

Andy Astor, COO & CFO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com